UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): January 5, 2005


                             TETON PETROLEUM COMPANY
             (Exact name of registrant as specified in its charter)


        Delaware                     001-31679                   84-1482290
(State of incorporation)       (Commission File No.)            (IRS Employer
                                                             Identification No.)


                            1600 Broadway, Suite 2400
                              Denver, CO 80202-4921
          (Address of principal executive offices, including zip code)


                                 (303) 542-1878
              (Registrant's telephone number, including area code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act
      (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act
      (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01         ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

         On January 5, 2005, Teton Petroleum Company ("we" or the "company") signed a binding definitive purchase and sale agreement with [*] ("[*]") entitling the Company to acquire certain oil and gas leases covering [*] acres in North America. The closing of the transaction is subject to the satisfactory results of a due diligence investigation. The letter of intent previously executed on December 17, 2004, is being superseded and replaced by the purchase and sale agreement.

         If the transaction closes, the purchase price for the acreage will be approximately $[*], of which $[*] will be payable in unregistered shares of our common stock, valued at $1.75 per share. In addition, we will issue a warrant to [*] entitling it to purchase one share of our common stock for each two shares of common stock issued to [*] as part of the purchase price, exercisable for a period of three years at an exercise price of $1.75 per share. The sellers are being granted certain registration rights in connection with the shares of common stock and shares underlying the warrant issued as part of the purchase price. Upon the signing of the agreement, we paid [*] earnest money of $322,354. The cost of the original option paid to [*] was $25,000, and is nonrefundable. The purchase price for the acreage is subject to adjustment if there are title defects or environmental problems with any of the leases.

         In the event that the total acres with acceptable title and environmental conditions is less than 138,063 acres, we have the right to terminate the agreement. In such case, the earnest money will be refunded.

         [*] will also retain an overriding royalty interest in the acreage. The agreement also provides for the establishment of an Area of Mutual Interest with [*] that will give us the right to purchase additional leases acquired by [*] in the Area of Mutual Interest through December 31, 2007.

         We expect to close the transaction on or before April 15, 2005, provided that the contingencies set forth in the purchase and sale agreement are met.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned.


Dated:  January 10, 2005            TETON PETROLEUM COMPANY


                                    By: /s/ Karl F. Arleth
                                        ---------------------------------------
                                        Karl F. Arleth, Chief Executive Officer
                                        and President


[*] Confidential Information has been omitted pursuant to a request for confidential treatment and filed separately with the Commission.


                                       2